UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2015

ENER-CORE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9400 Toledo Way
Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 616-3300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of December 7, 2015, the Company and certain investors holding senior secured notes issued by the Company in April and May 2015 (the “2015 Notes”) executed second amendments (the “Amendments”) to such 2015 Notes to revise the definition of a Qualified Public Offering to mean a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, with aggregate gross proceeds to the Company equal to or in excess of $8,000,000. The revised definition of a Qualified Public Offering is incorporated by reference into each of the Securities Purchase Agreement, dated April 22, 2015 and the Securities Purchase Agreement, dated May 7, 2015, each as amended to date. The Amendments are binding upon all of the issued 2015 Notes pursuant to the terms thereof.

The forms of the Amendments are attached as Exhibits 4.1 and 4.2 to this report, and are incorporated herein by reference. The foregoing descriptions of these agreements and instruments do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Second Amendment to Senior Secured Notes issued in April 2015
4.2	Form of Second Amendment to Senior Secured Notes issued in May 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENER-CORE, Inc.
Dated: December 10, 2015
	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Second Amendment to Senior Secured Notes issued in April 2015
4.2	Form of Second Amendment to Senior Secured Notes issued in May 2015

4